UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2013

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 400
San Jose, CA 95110
(408) 200-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

Pixelworks, Inc. (the "Company") held its 2013 Annual Meeting of Shareholders on May 9, 2013 in San Jose, California. The following is a brief description of the matters voted on at the meeting, which are more fully described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2013, and a statement of the number of votes cast for, withheld and against and the number abstentions and broker non-votes:

The following nominees were elected to serve on the board of directors by the votes indicated below:

Nominee	For	Withheld	Broker non-votes
Barry L. Cox	7,271,027	1,162,118	6,932,123
Daniel J. Heneghan	7,875,352	557,793	6,932,123
Richard L. Sanquini	7,271,653	1,161,492	6,932,123

The proposal to approve the amendment to the 2006 Stock Incentive Plan was approved and received the following votes:

For	Against	Abstain	Broker non-votes
7,163,148	1,219,017	50,980	6,932,123

The proposal to ratify the appointment of KPMG LLP as Pixelworks' independent registered public accounting firm for the current fiscal year was approved and received the following votes:

For	Against	Abstain
14,924,070	395,714	45,484

The proposal to hold an advisory vote on executive compensation was approved and received the following votes:

For	Against	Abstain	Broker non-votes
8,226,150	154,582	52,413	6,932,123

The proposal to determine the frequency of future advisory votes on executive compensation was determined to be every 3 years and received the following votes:

3 Years	2 Years	1 Year	Abstain
4,771,247	130,045	3,511,768	20,085

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	May 13, 2013	/s/ Steven L. Moore
Steven L. Moore Vice President, Chief Financial Officer, Secretary and Treasurer